Exhibit 10.2

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS
AWARD AGREEMENT
ISSUED PURSUANT TO THE
2018-2020 RESTRICTED SHARE UNIT PROGRAM
This RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD AGREEMENT (the “Award Agreement”), dated as of the __________ day of ___________, 2018, is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and _________________________________ (the “Grantee”), a “Key Employee” under the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan (the “Plan”).
WHEREAS, the Trust’s Executive Compensation and Human Resources Committee established the Pennsylvania Real Estate Investment Trust 2018-2020 Restricted Share Unit Program (the “Program”) under the Plan for specified Key Employees under the Plan;
WHEREAS, the Plan provides for the award of “Performance Shares” (as defined in the Plan) (which award is referred to as a “Restricted Share Unit” or an “RSU” in the Program and herein) to participants following the attainment of a designated corporate performance goal, and of dividend equivalent rights (“DERs,” as defined in the Plan) with respect to such Restricted Share Units;
WHEREAS, the Program designates a corporate performance goal that determines if and the extent to which Shares will become deliverable to a participant in the Program based on his or her Restricted Share Units;
WHEREAS, the Grantee may defer delivery of his or her Shares (if deliverable) until a later date and, if so deferred, the Grantee will be awarded additional DERs with respect to such Shares;
WHEREAS, DERs awarded with respect to Restricted Share Units and deferred Shares will be expressed as a dollar amount, which will be applied to “purchase” additional Restricted Share Units and notional shares of the Trust, as applicable (on which DERs will also be awarded), and will be settled in actual shares of the Trust (and in cash to the extent the Grantee’s account holds a fractional Restricted Share Unit or notional share); and
WHEREAS, in connection with the grant of the award under the Plan, the Trust has also awarded the Grantee a number of time-based restricted shares;
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Exhibit 10.2

1.Potential Award of Shares.

(a)The Grantee is hereby awarded a number of “Base Units” equal to ______ Restricted Share Units. The Grantee’s Base Units will increase in number pursuant to the “purchase” of additional Restricted Share Units with DERs, as described in subsections (b) and (e) below.

(b)The Grantee is hereby awarded a DER with respect to each of his or her Base Units, as such number of units may be adjusted from time to time in accordance with the Program. If the Grantee makes a deferral election under Section 4(f) of the Program, the Grantee shall also be awarded DERs with respect to each deferred Share.

(c)The Trust hereby promises to deliver to the Grantee the number of Shares that Grantee becomes entitled to under Section 4 of the Program (if any). Unless the Grantee elects to make a deferral election pursuant to Section 4(f) of the Program, in which case Shares will be delivered in accordance with such election, the Shares shall be delivered within 60 days following the end of the “Measurement Period” (as defined in the Program), unless the Measurement Period ends as a result of a “Change in Control” (as defined in the Program), in which case the Shares will be delivered to the Participants within five days following the end of the Measurement Period (the “Delivery Date”). This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided, that no amendment may adversely affect an issued Award Agreement without the written consent of the affected Grantee. The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of the Award Agreement.

(d)Pursuant to Section 4(c) of the Program, if the Grantee’s employment with the “Employer” (as defined in the Program) (i) is terminated by the Employer for reasons other than for “Cause” (as defined in the Program), (ii) is terminated by the Grantee for “Good Reason” (as defined in the Program), (iii) terminates on account of the Grantee’s death, or (iv) terminates as a “Disability Termination” (as defined in the Program), in each case on or before the last day of the Measurement Period, the Grantee shall nevertheless be eligible to receive Shares under the Program (or not) as though the Grantee had remained employed by the Employer through the end of the Measurement Period. If the Grantee’s employment with the Employer terminates for any other reason, the Grantee shall forfeit all of the Base Units (and all of the Shares that may have become deliverable with respect to such Base Units) subject to the RSUs the Participant was granted under the Program.

(e)DERs awarded with respect to Restricted Share Units will be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a specific date (the “Dividend Date”) during the Measurement Period, multiplied by the Grantee’s Base Units as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional Restricted Share Units at “Share Value” (as defined in the Program), which will be subject to Section 4(a) of the Program, and on which DERs thereafter will also be awarded. The Grantee’s additional Restricted Share Units will be replaced by issued

Exhibit 10.2

Shares (and by cash, to the extent the Grantee has a right to receive a fractional Share) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.

DERs awarded with respect to deferred Shares will also be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a Dividend Date during the deferral period, multiplied by the number of Shares still deferred by the Grantee as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional notional shares at the closing price on the Dividend Date, on which DERs thereafter will also be awarded. The Grantee’s notional shares will be recorded in a bookkeeping account, and will be 100% vested. The Grantee’s notional shares will be replaced by issued Shares (and by cash, to the extent the Grantee holds a fractional notional share) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.
2.Share Delivery. Shares delivered pursuant to the Program shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).

3.Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Restricted Share Units or notional Shares. The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Program, subject to any restrictions imposed by applicable law or the Trust’s insider trading policies.

4.Withholding of Taxes. Payments made with respect to this Award will be subject to tax withholding to the extent required by law and in accordance with the terms of the Plan.

5.Share Retention Requirements. For purposes of the share retention requirements of the Trust’s governance guidelines, as set forth in Section X of the Trust’s Corporate Governance Guidelines, the Shares issued to the Grantee under the Program shall be treated as though they were restricted shares that became vested upon issuance. However, any share retention requirement that results from this provision shall immediately lapse upon the Participant’s termination of employment with the Employer. These provisions include the following with respect to “Covered Officers” as defined therein.

(a)The Board of Trustees expects all Covered Officers to own a meaningful equity interest in the Company to more closely align the interests of executive management with the interests of shareholders. Accordingly, the Board of Trustees has established equity ownership guidelines for Covered Officers. For the purposes of these guidelines, the term “Covered Officers” shall include the Chief Executive Officer, the Executive Chairman, the Vice Chairman, Executive Vice Presidents and Senior Vice Presidents.

(b)Each Covered Officer shall maintain ownership of PREIT Securities with an aggregate dollar value based on a multiple of such Covered Officer’s base salary as follows: Chief Executive Officer, five times; Executive Chairman and Vice Chairman, three times; Executive Vice Presidents, two times; and Senior Vice Presidents, one times.

Exhibit 10.2

(c)For the purposes of these guidelines, the term “PREIT Securities” includes (i) any class of equity securities of the Trust or its subsidiary operating partnership, PREIT Associates, L.P., whether held directly or indirectly or by or for the benefit of immediate family members, (ii) vested restricted shares and (iii) the after-tax, in the money value of exercisable options, but shall exclude (X) unvested restricted shares, (Y) unexercisable options, and (Z) shares held in a margin account or pledged as collateral for a loan.

(d)Each Covered Officer must be in compliance with the foregoing requirements within five years from the date on which he or she is appointed as a Covered Officer.

(e)Each Covered Officer that has met the above share ownership requirements is required to retain 50% of the net shares received under the Trust’s equity based compensation plans for a one year period. Each Covered Officer that has not met the above share ownership requirements is required to retain 100% of the net shares received under the Trust’s equity based compensation plans until the above ownership requirements have been satisfied. “Net shares received” means a number of shares equivalent to the after-tax value of shares delivered to the Covered Officer after deducting the exercise price of stock options.

6.Additional Holding Period. In addition to any restrictions imposed pursuant to section 5, if the Grantee is the CEO of the Trust, an Executive Vice President or a Senior Vice President, the Grantee hereby agrees that he or she (i) shall hold any Shares received pursuant to RSUs granted under this Award for a minimum of one year from the date such Shares are received, and (ii) shall hold any time-based restricted shares received in connection with the grant of RSUs under this Award for a minimum of one year from the date such time-based restricted shares vest.

7.Recoupment Policy. The Grantee hereby agrees that any Shares delivered under this Award Agreement shall be subject to the Trust’s “Recoupment Policy” (if applicable to the Grantee) as in effect on the date the Restricted Share Units are granted under this Award Agreement, and as subsequently amended

8.Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).

Exhibit 10.2

IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand and seal, all on this ___ day of __________, 2018.
PENNSYLVANIA REAL ESTATE
INVESTMENT TRUST

By:________________________

_______________________________
Grantee

Exhibit 10.2

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2018-2020 RESTRICTED SHARE UNIT PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust
Second Amended and Restated 2003 Equity Incentive Plan)

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust 2018-2020 Restricted Share Unit Program (the “Program”) to name a beneficiary for the Shares that may be deliverable to you from the Program. You should complete the Form, sign it, have it signed by your Employer, and date it.

* * * *

I understand that in the event of my death before I receive Shares that may be deliverable to me under the Program, the Shares will be delivered to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by my Employer cancels all prior beneficiary designations previously filed by me under the Program.

I hereby state that ____________________________ [insert name], residing at ________________________________________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

_____________________                    ___________________________________
Signature of Participant                Date

ACCEPTED:

__________________________________
[insert name of Employer]
By:_________________________
Date:________________________